Exhibit 4
                                                                       ---------

                       Name and Address of the Purchasers
                       ----------------------------------



Bear, Stearns & Co. Inc.      Merrill Lynch, Pierce, Fenner & Smith Incorporated
383 Madison Avenue            World Financial Center, North Tower
New York, New York 10179      New York, New York  10080